UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2008

ADVENTRX Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6725 Mesa Ridge Road, Suite 100, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-552-0866

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2008, the Compensation Committee (the "Committee) of the Board of Directors (the "Board") of ADVENTRX Pharmaceuticals, Inc. (the "Company") approved a cash bonus of $200,000 for Evan Levine, the Company’s chief executive officer and president (the "CEO"). On March 22, 2007, the Board approved a 2007 cash bonus target of $250,000 for the CEO to be based on achievement of corporate objectives approved by the Committee in June 2007. Following the Company’s announcement in October 2007 regarding the results of its phase 2b clinical trial of ANX-510, several of the corporate objectives approved by the Committee in June 2007 became irrelevant or undesirable. The Committee did not subsequently revise the 2007 objectives, and the $200,000 bonus the Committee awarded to Mr. Levine was not based on achievement of those corporate objectives but was a discretionary bonus in recognition of his performance and leadership in 2007.

In addition, the Committee approved base salary increases for 2008 (retroactive to January 1, 2008) for certain employees of the Company, including certain of the named executive officers (as identified in the Company’s proxy statement relating to the Company’s 2007 annual meeting of stockholders) (the "NEOs"), adopted an incentive plan for 2008 (including target awards for certain of the NEOs) and approved stock option awards under the Company’s 2005 Equity Incentive Plan (the "Plan") for certain employees of the Company, including certain of the NEOs.

On March 31, 2008, solely for purposes of certain contractual obligations, the Board (including the director designated by, among others, entities associated with Carl C. Icahn) unanimously ratified the Committee’s approval of the cash bonus of $200,000 for the CEO in recognition of his performance in 2007, the base salary increase (retroactive to January 1, 2008) for the CEO, the target award for the CEO under the incentive plan for 2008 and the stock option awards under the Plan.

Each of the stock options granted to the NEOs has an exercise price of $0.54 per share, which was the closing price of the Company’s common stock on March 31, 2008 (the "Grant Date"), as reported by the American Stock Exchange, and vests and becomes exercisable as to 20% of the shares underlying each stock option on January 1, 2009 and as to an additional 20% of the shares underlying each stock option on each annual anniversary thereafter, with each vesting event subject to the respective NEO’s continuous service (as defined in the Plan) to the Company. However, the vesting and exercisability of each option will accelerate under certain circumstances, including (i) in the event of an acquisition of the Company constituting a change of control (as defined in the Plan) if the NEO remains employed as of the closing date of such change of control and the option is not assumed or replaced by the acquirer, acceleration in full, and (ii) in the event of the officer’s involuntary termination (as defined in the Company’s standard form of Stock Option Agreement) of employment within 24 months after the closing date of a change of control in which the option was assumed by the acquirer, acceleration to the extent of all shares that would have vested and become exercisable pursuant to the option’s vesting schedule during the 24-month period following the closing date of such change of control.

The following table sets forth the base salary increases and base salaries for 2008 approved for the NEOs and the number of shares underlying the options granted to the NEOs:

Name - Title - 2008 Salary Increase - 2008 Base Salary - No. of Shares Underlying Option Award

Evan M. Levine - Chief Executive Officer and President - $22,500 - $472,500 - N/A

Joan M. Robbins - Chief Scientific Officer and Senior Vice President - $13,250 - $278,250 - 200,000

Gregory P. Hanson - Chief Financial Officer, Treasurer and Senior Vice President - N/A - $250,000 - N/A

Brian M. Culley - Chief Business Officer and Senior Vice President - $12,500 - $262,500 - 200,000

Pursuant to the incentive plan for 2008 ("2008 Incentive Plan") adopted by the Committee, the NEOs may be eligible for incentive awards based upon the achievement of corporate, and, for NEOs other than the CEO, individual performance objectives in place at the end of 2008. The corporate performance objectives consist of clinical, regulatory and business development objectives set by the Committee based on recommendations from the CEO, and reflect the Committee’s assessment, as of March 31, 2008, of short-term corporate objectives that will enhance stockholder value. Individual performance objectives for NEO’s other than the CEO will be determined by the Committee based on recommendations from the CEO. Awards under the 2008 Incentive Plan generally will be paid in cash; however, the Committee has discretion to determine the composition of each award. The CEO’s potential award will be based 100% on the Company’s achievement of the corporate objectives and his target award amount is $250,000. The relative weight between the corporate and individual objectives for each of the other NEOs is 75% corporate and 25% individual and each NEO’s target award amount is 30% of such NEO’s base salary earned during 2008. The target amount of each award may be increased or decreased by multiplying the NEO’s target amount by (a) a corporate performance multiplier and (b) an individual performance multiplier, each as will determined by the Committee in the first quarter of 2009. The award multipliers will range from zero to 1.5. The same corporate performance multiplier will be applied to each participant’s award. Payment of awards under the 2008 Incentive Plan will be made no later than March 14, 2009. If an NEO’s employment with the Company terminates prior to payment of an award, it will be at the sole discretion of the Committee whether or not any award payment is made to that NEO.

Under the 2008 Incentive Plan, the Committee has absolute discretion to change any corporate and individual performance objective during 2008 and may exercise that discretion if, for example, a corporate or individual objective becomes irrelevant or undesirable or if a strategic change affects the objective. In addition, the Committee has absolute discretion to abolish the 2008 Incentive Plan at any time or to alter any terms and conditions under which incentive awards will be paid, with or without cause and with or without prior notice.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.

April 3, 2008	By:	/s/ Evan M. Levine

Name: Evan M. Levine
Title: Chief Executive Officer & President